EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

James River Coal Company Announces Exploration of Strategic Alternatives and Amendment To Its Revolving Credit Facility

Richmond, Virginia, February 7, 2014 – James River Coal Company (Nasdaq: JRCC) (the “Company”), today announced that it is exploring and evaluating potential strategic alternatives for the Company, which may include a capital investment through debt and/or equity securities or a sale of all or one or more portions of the Company.

In connection with launching this process, the Company has entered into an amendment to its Revolving Credit Agreement (the “Amendment”), which will provide the Company with continued access to its revolving credit facility during the strategic review process. A complete description of the material terms of the Amendment will be filed with the SEC on Form 8-K.

To assist in the process of identifying, evaluating and pursuing potential strategic alternatives, the Company has engaged Perella Weinberg Partners LP as restructuring advisor, Deutsche Bank Securities Inc. as M&A advisor and Davis Polk & Wardwell LLP as legal advisor.

The Company has not made a decision to pursue any specific transaction or other strategic alternative, and there can be no assurance that the exploration of strategic alternatives will result in the identification or consummation of any transaction. The Company does not intend to comment further regarding this process until such time as its Board of Directors has determined the outcome of the process or otherwise determined that disclosure is required or appropriate.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company’s operations are managed through operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the SEC. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.